UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2010

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2010, Biolase Technology, Inc. (the "Company") entered into a letter agreement (the "Letter Agreement") amending the License and Distribution Agreement, dated as of August 8, 2006, by and between the Company and Henry Schein, Inc. ("Henry Schein"), as amended (the "License and Distribution Agreement").

Pursuant to the Letter Agreement, the Company agreed to Henry Schein's request to make certain changes to the applicable product categories required to be purchased by Henry Schein through March 31, 2010, as set forth in that certain Letter Agreement, dated February 27, 2009, by and between the Company and Henry Schein. The changes include advance payments in respect of, among other things, purchases of the Company's forthcoming new diode laser product when it becomes available for purchase, and the provision of upgrades by the Company to existing products, should such upgrades be made available in the future.

In connection with the advance payments described above, the Company agreed to undertake to enter into a security agreement, containing terms and conditions ordinary for the purpose (the "Security Agreement"), granting to Henry Schein a security interest in the Company’s inventory as security for advance payments made under the Letter Agreement, such security interest to be released by Henry Schein upon products delivered in respect of such purchase. When executed by the Company, the Security Agreement will be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Security Agreement undertaking is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

February 22, 2010	By:	/s/ David M. Mulder

Name: David M. Mulder
Title: Chief Executive Officer